UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 1997

                      TRANSAMERICAN WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    0-19615                  13-3487422
(State or other jurisdiction    (Commission File Number)     (IRS Employer
        of incorporation)                                 Identification Number)

                                10554 TANNER ROAD
                                 HOUSTON, TEXAS
                                      77041
                    ( address of principal executive office)
                                   (Zip Code)

                                 (713) 956-1212
              (Registrant's telephone number, including area code)

      The undersigned registrant, TransAmerican Waste Industries, Inc. and Subsidiaries (the "Company") hereby amends Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of its Current Report on Form 8-K, dated February 18, 1997 as follows:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Attached hereto as Schedule A is the Sanifill Assets Acquired Statement of Net Assets as of December 31, 1996, and the Statements of Revenue and Direct Operating Expenses for the years ended December 31, 1995 and 1996 and the related notes thereto, together with the Report of Independent Public Accountants of Arthur Andersen LLP concerning the Statements and related notes.

      (b) PRO FORMA FINANCIAL INFORMATION.

      Attached hereto as Schedule B are the Unuadited Pro Forma Condensed Consolidated Balance Sheet of the Company as of December 31, 1996, the Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 1996, and the related notes thereto, to show the pro forma effects of (i) the acquisition of the Sanifill Assets, (ii) the Private Placement of the Company's common stock, and (iii) the borrowings under the Bank Facility.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amendment on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAMERICAN WASTE INDUSTRIES, INC.

Date: April 18, 1996                      By:  LANCE C. RUUD
                                               Senior Vice President and
                                               Chief Financial Officer

                                   SCHEDULE A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TransAmerican Waste Industries, Inc.:

      We have audited the accompanying statement of net assets of the Sanifill Assets Acquired as of December 31, 1996, and the related statements of revenue and direct operating expenses for the years ended December 31, 1996 and 1995. These statements are the responsibility of the management of TransAmerican Waste Industries, Inc. Our responsibility is to express an opinion on these statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      As described in Note 2, the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of TransAmerican Waste Industries, Inc. and are not intended to be a complete financial presentation of the Sanifill Assets Acquired.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Sanifill Assets Acquired as of December 31, 1996, and the revenue and direct operating expenses for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                         ARTHUR ANDERSEN LLP

Houston, Texas
April 11, 1997

                            SANIFILL ASSETS ACQUIRED
                             STATEMENT OF NET ASSETS
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

Property and equipment, net ................................     $11,276

Goodwill and other assets, net .............................       2,624
                                                                 -------
     Net assets ............................................     $13,900
                                                                 =======

   The accompanying notes are an integral part of these financial statements.

                            SANIFILL ASSETS ACQUIRED
               STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
                                 (IN THOUSANDS)

                                                       FOR THE YEAR ENDED
                                                          DECEMBER 31,
                                                       --------------------
                                                        1995         1996
                                                       -------     --------
Revenue ............................................   $ 7,769     $ 13,885

Direct operating expenses:
   Cost of services ................................     6,357       12,857
   Depreciation and amortization ...................     1,072        1,682
   General and administrative ......................       923        1,662
   Impairment loss .................................      --         12,685
                                                       -------     --------
      Total direct operating expenses ..............     8,352       28,886
                                                       -------     --------
      Deficit of revenues over direct
        operating expenses .........................  $  (583)    $(15,001)
                                                       =======     ========

    The accompany notes are an integral part of these financial statements.

                            SANIFILL ASSETS ACQUIRED
                          NOTES TO FINANCIAL STATEMENTS
1. BACKGROUND

           Sanifill of Texas Hauling, Inc. and subsidiaries ("Hauling"), incorporated as a Texas corporation in November 1993, was engaged in the business of acquiring, operating and developing nonhazardous solid waste collection operations. Hauling was a wholly-owned subsidiary of Sanifill, Inc. ("Sanifill"), a Delaware corporation. In connection with the acquisition of Sanifill by USA Waste Services, Inc. ("USA Waste") in 1996, the United States Department of Justice ordered the divestiture of certain assets and operations from the combined operations of USA Waste (the "Order"). Pursuant to the Order, USA Waste accepted the bid of TransAmerican Waste Industries, Inc. ("TransAmerican"), a Delaware corporation. A definitive purchase and sale agreement was executed in December 1996, by and between TransAmerican and Sanifill and certain affiliated companies, for the purchase of the common stock of Hauling and certain assets of affiliated Sanifill and USA Waste companies (collectively, the "Sanifill Assets Acquired"). Prior to the sale of Hauling, USA Waste transferred certain assets used in a commercial roll-off container operation and a transfer processing facility (which USA Waste had identified as separate business operations not subject to the Order) out of Hauling. Additionally, the outstanding debt incurred by Hauling to finance various acquisitions was retained by Sanifill. In consideration for the sale of these assets, USA Waste received $13.6 million in cash and warrants to purchase 1,500,000 shares of TransAmerican common stock at an exercise price of $1.50 per share.

           The Sanifill Assets consist primarily of 45 residential collection routes and 13 commercial collection routes in the Houston, Texas metropolitan area, servicing approximately 100,000 and 4,000 customers, respectively, a 20-acre construction and demolition landfill, two office, maintenance and parking facilities, and preferred pricing for the disposal of waste at two of USA Waste's landfills. The preferred pricing agreement gives TransAmerican the option to deliver two million tons, limited to 270,000 tons per year, of municipal solid waste at preferred prices, which in no event shall be less favorable than the most favorable terms provided to USA Waste's other customers.

           Since its incorporation, Hauling has grown primarily through the acquisition of commercial and residential collection operations servicing the Houston, Texas metropolitan area. This operation was part of Sanifill's strategy of acquiring collection companies to bring solid waste to its existing landfill operations. All the acquisitions have been accounted for as purchases and have been included in the operations of the Sanifill Assets Acquired since the date of acquisition. The 1995 and 1996 acquisitions are summarized below:

YEAR ENDED DECEMBER 31, 1996

           ANCHOR WASTE SYSTEMS, INC. AND RECYCLING DEPOT, INC. In May 1996, Hauling purchased certain assets from Anchor Waste Systems, Inc. and Recycling Depot, Inc. (collectively, "Anchor") used in commercial collection operations, consisting primarily of collection containers and customer contracts. Under the terms of the purchase agreement, Anchor agreed not to compete with Hauling in the territory, as defined, with regard to the commercial collection operations and Hauling agreed not to compete with Anchor for mutual customers, as defined, for its roll-off and recyclables operations. The non-compete agreements are for a period of ten years. The consideration for the acquisition consisted of $500,000 in cash at the closing, a $50,000 obligation payable in five annual installments, and preferred pricing for a period of one year at Sanifill's construction and demolition landfills. As discussed above, the balance of the outstanding obligation was retained by Sanifill and has therefore been excluded from the accompanying financial statements.

                            SANIFILL ASSETS ACQUIRED
                          NOTES TO FINANCIAL STATEMENTS

           CUSTOM WASTE CONTROL, INC. In March 1996, Hauling purchased the assets of Custom Waste Control, Inc. used in the collection of residential solid waste and its roll-off operations, consisting primarily of customer contracts, trucks, collection containers and related equipment. Total consideration paid included $4,325,000 at closing, $1,500,000 in seller financing over two years, and $1,175,000 of debt forgiveness and assumption of third party debt. The terms of the purchase agreement included a non-compete clause for a period of five years. As discussed above, the roll-off operations (approximately $5.3 million of the purchase price), and the balance of the seller financing and debt assumed was retained by Sanifill and has therefore been excluded from the accompanying financial statements.

           BEN-SINGER, INC. In February 1996, Hauling purchased Ben-Singer, Inc., a residential solid waste collection company, for $1,800,000 in Sanifill common stock, $1,700,000 in cash at closing, $500,000 seller financing over five years, and the assumption of approximately $412,000 of debt. In connection with the purchase, the seller entered into a ten year non-compete agreement. As discussed above, the balance of the seller financing and debt assumed was retained by Sanifill and has therefore been excluded from the accompanying financial statements.

YEAR ENDED DECEMBER 31, 1995

           FAMILY SANITATION SERVICE, INC. In April 1995, Hauling purchased the assets of Family Sanitation Service, Inc. used in the collection of residential solid waste, consisting primarily of customer contracts, trucks, collection containers and related equipment. Total consideration consisted of $2,000,000 in Sanifill common stock, $1,000,000 seller financing over five years, and the assumption of approximately $250,000 of debt. The terms of the purchase agreement included a non-compete clause for a period of five years. As discussed above, the balance of the seller financing and the debt assumed was retained by Sanifill and has therefore been excluded from the accompanying financial statements.

           WYBLE SOLID WASTE DISPOSAL SERVICE, INC. In April 1995, Hauling purchased the assets of Wyble Solid Waste Disposal Service, Inc. used in the collection of residential solid waste for $425,000 of Sanifill common stock. The assets consisted primarily of customer contracts, trucks, collection containers and related equipment. The terms of the purchase agreement included a non-compete clause for a period of ten years.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           BASIS OF PRESENTATION. As discussed above, in December 1996 Sanifill entered into an agreement to sell the Sanifill Assets Acquired to TransAmerican. The accompanying statement of net assets and statements of revenue and direct operating expenses include the accounts of Hauling and certain assets of affiliated Sanifill and USA Waste companies that were included in the January 1997 sale of the Sanifill Assets Acquired to TransAmerican. These financial statements omit certain operations and assets of Hauling, consisting primarily of a roll-off container operation, a transfer processing facility and certain working capital items that were retained by USA Waste. During the periods presented, the Sanifill Assets Acquired were not accounted for as a separate operation by Sanifill. Therefore, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practical to obtain under the current circumstances.

           As a result, the accompanying financial statements are not intended to be a complete presentation of the Sanifill Assets Acquired and results of operations had it been operated as a stand-alone entity. Rather, these financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

                            SANIFILL ASSETS ACQUIRED
                          NOTES TO FINANCIAL STATEMENTS

           All intercompany accounts and transactions of the acquired entities have been eliminated. See further discussion of related party transactions in
Note 3.

           PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost, including interest on funds borrowed to finance the construction of major additions. Expenditures for major additions and improvements are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to expense as incurred. When property is retired or disposed of, it is removed from the accounts at cost less accumulated depreciation and amortization and any resulting gain or loss is reflected in current operations.

           For financial reporting purposes, depreciation is calculated using the straight-line method. Estimated useful lives are as follows:

                                                        ESTIMATED LIVES
                                                          (IN YEARS)
  Vehicles and equipment...........................          4-12
  Buildings and improvements.......................          5-35
  Furniture and fixtures...........................          3-5

           GOODWILL. For transactions accounted for as a purchase, the excess of cost over fair value of the net assets of acquired businesses is amortized on a straight-line basis over 40 years. Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. When the estimated undiscounted future cash flows are less than the carrying amount of an asset, an impairment loss is recognized. The impairment loss is measured as the amount by which the carrying amount exceeds the fair value of the asset (assets to be held and used) or fair value less cost to sell (assets to be disposed of). The fair value is typically calculated by discounting the asset's expected future cash flow. In connection with the Order discussed above, an impairment loss of $12.7 million was recognized in the accompanying statement of revenues and direct operating expenses related to the assets to be disposed of.

           OTHER ASSETS. Other assets consist primarily of non-compete agreements which are being amortized over the life of the agreement.

           REVENUE AND DIRECT OPERATING EXPENSES. Revenues for the collection of nonhazardous solid waste are recognized as services are rendered. Direct operating expense associated with the revenues are primarily incurred as services are rendered and are accrued to properly match revenue and expense. Direct operating expenses (including certain allocations from Sanifill, primarily insurance costs) include the costs of vehicle drivers, vehicle operating expenses, disposal costs (see Note 3), maintenance and operating costs, depreciation and amortization, supplies, and selling, general and administrative expenses. Certain additional administrative costs and the cost to finance operations, incurred by Sanifill on behalf of and to support Hauling, have been excluded from these financial statements because those costs have historically been included in Sanifill's consolidated statement of operations and there is no practical basis to allocate such costs to the various businesses.

           INCOME TAXES. Income taxes are accounted for using the liability method. Under this method, deferred taxes are recorded based upon differences between the financial reporting and tax basis of the assets and liabilities and are measured using the enacted tax rates. A valuation allowance is provided when, based on management's estimate, it is more likely than not that a deferred tax asset will not be realized in future periods.

           At December 31, 1996, a valuation allowance was provided for the net deferred tax assets due to uncertainties and limitations on Hauling's ability to use such assets to offset future taxable income. The deferred tax assets consist primarily of net operating losses and tax basis of depreciable assets exceeding the book basis resulting from the recognition of an impairment loss which are not currently deductible for tax purposes.

           USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reported period. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

           As discussed above, Hauling was operated as a wholly-owned subsidiary of Sanifill for the purpose of acquiring collection operations to bring nonhazardous municipal solid waste to Sanifill's landfills. Hauling had agreed upon rates with Sanifill for deliveries of such waste at Sanifill' s landfills and transfer stations. During 1995 and 1996, Hauling incurred disposal fees of $1.5 million and $3.1 million, respectively, from Sanifill for the disposal of waste. The disposal fees were to approximate the then current market rate; however, there can be no assurance that Hauling would have been able to obtain such disposal rates for the quantities of waste disposed of in an arms length transaction.

4. PROPERTY AND EQUIPMENT

           The major categories of property and equipment are as follows (in thousands):

                                                             December 31,
                                                      -------------------------
                                                        1995             1996
                                                      --------         --------
Landfill .....................................        $    636         $    953
Vehicles and equipment .......................           5,126            8,675
Buildings, land and improvements .............           3,323            3,428
Furniture and fixtures .......................             181              329
                                                      --------         --------
                                                         9,266           13,385
Less: accumulated depreciation ...............          (1,149)          (2,109)
                                                      --------         --------
                                                      $  8,117         $ 11,276
                                                      ========         ========

                                   SCHEDULE B

              TRANSAMERICAN WASTE INDUSTRIES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

           The following unaudited condensed consolidated balance sheet as of December 31, 1996 and the unaudited pro forma condensed consolidated statement of operations for the year then ended, reflect the financial position and results of operations, respectively, of TransAmerican Waste Industries, Inc. and Subsidiaries (the "Company") as if (i) the acquisition of the Sanifill Assets,
(ii) the Private Placement of the Company's common stock, and (iii) the borrowings under the Bank Facility, had occurred, in the case of the balance sheet, on December 31, 1996 and, in the case of the statement of operations, on January 1, 1996. These statements do not purport to be indicative of the results of operations of the Company that might have been obtained had these events actually then occurred or of the Company's future results.

           The acquisition of the Sanifill Assets was accounted for using the purchase method of accounting. Based on management's preliminary analysis, the tangible and intangible assets acquired and reserves for loss contracts assumed are recorded at their respective fair values.

           The pro forma condensed consolidated financial statements are based on certain assumptions and estimates which are subject to change. The pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the statement of net assets and statements of revenue and direct operating expenses of the Sanfill Assets Acquired, included herein.

              TRANSAMERICAN WASTE INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                        Historical            Pro Forma and
                                                                    -----------------------    Transaction               Pro Forma
                                                                    Company       Sanifill     Adjustments              As Adjusted
                                                                    --------      ---------    -----------             -------------
                              ASSETS
Current assets:
     Cash and cash equivalents ...............................      $  1,334       $  --        $  6,100(a)             $  2,634
                                                                                                   8,500(b)
                                                                                                 (13,300)(c)
     Restricted cash .........................................           879          --            --                       879
     Accounts receivable, net ................................         3,381          --            --                     3,381
     Other current assets ....................................         1,019          --            --                     1,019
                                                                    --------       -------      --------                --------
         Total current assets ................................         6,613          --           1,300                   7,913

 Restricted cash .............................................        13,400          --            --                    13,400
 Property and equipment, net .................................        27,052        11,276          --                    38,328
 Deferred financing costs, net ...............................         2,453          --            --                     2,453
 Other assets ................................................         3,156         2,624           350(b)                8,230
                                                                                                  (1,000)(c)
                                                                                                   3,100(d)
                                                                    --------       -------      --------                --------
         Total assets ........................................      $ 52,674       $13,900      $  3,750                $ 70,324
                                                                    ========       =======      ========                ========
                           LIABILITIES AND
                         STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable ........................................      $  1,447       $  --        $   --                  $  1,447
     Accrued liabilities and other ...........................         1,746          --             800(d)                2,546
     Current portion of promissory notes .....................         1,338          --              (7)(c)               1,331
     Current portion of long-term debt .......................         1,731          --             892(b)                2,623
     Reserve for closure and post-closure costs ..............           211          --            --                       211
                                                                    --------       -------      --------                --------
         Total current liabilities ...........................         6,473          --           1,685                   8,158

 Promissory notes, net of current portion ....................           693          --            (693)(c)                --
 Long-term debt, net of current portion ......................        37,414          --           7,258(b)               44,672
 Reserve for closure and post-closure costs ..................         4,114          --            --                     4,114
 Other liabilities ...........................................         2,344          --           2,300(d)                4,644
                                                                    --------       -------      --------                --------
         Total liabilities ...................................        51,038          --          10,550                  61,588
                                                                    --------       -------      --------                --------
Stockholders' equity:
     Sanifill equity .........................................          --          13,900       (13,900)(c)                --
     Common stock ............................................            31          --              11(a)                   42
     Additional paid-in capital ..............................        25,799          --           5,839(a)               31,638
     Warrants ................................................           394          --           1,250(a)(b)(c)          1,644
     Retained earnings (deficit) .............................       (24,588)         --            --                   (24,588)
                                                                    --------       -------      --------                --------
         Total stockholders' equity ..........................         1,636        13,900        (6,800)                  8,736
                                                                    --------       -------      --------                --------
         Total liabilities and stockholders' equity ..........      $ 52,674       $13,900      $  3,750                $ 70,324
                                                                    ========       =======      ========                ========

The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these financial statements.

              TRANSAMERICAN WASTE INDUSTRIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            Historical              Pro Forma and
                                                                     -------------------------       Transaction          Pro Forma
                                                                     Company          Sanifill       Adjustments         As Adjusted
                                                                     --------         --------         --------            --------
Revenue .....................................................        $ 16,022         $ 13,885         $   --              $ 29,907
Expenses:
    Cost of services ........................................           8,699           12,857             (800)(d)          20,756
    Depreciation and amortization ...........................           1,632            1,682             (190)(a)           3,124
    General and administrative ..............................           3,220            1,662             --                 4,882
    Cost of terminated acquisitions .........................              50             --               --                    50
    Impairment loss .........................................            --             12,685          (12,685)(b)            --
                                                                     --------         --------         --------            --------
        Operating income (loss) .............................           2,421          (15,001)          13,675               1,095
                                                                     --------         --------         --------            --------
Other income (expense):
    Interest expense, net ...................................          (2,155)            --               (838)(c)          (2,993)
    Other income, net .......................................             572             --               --                   572
                                                                     --------         --------         --------            --------
        Total other expense .................................          (1,583)            --               (838)             (2,421)
                                                                     --------         --------         --------            --------
Solid waste income (loss) ...................................             838          (15,001)          12,837              (1,326)
Loss from oil recovery and disposal operations ..............          (7,705)            --               --                (7,705)
                                                                     --------         --------         --------            --------
        Loss before income taxes ............................          (6,867)         (15,001)          12,837              (9,031)
Provision for income taxes ..................................              50             --               --  (e)               50
                                                                     --------         --------         --------            --------
        Net loss ............................................        $ (6,917)        $(15,001)        $ 12,837            $ (9,081)
                                                                     ========         ========         ========            ========
Loss per common share .......................................        $   (.23)                                             $   (.22)
                                                                     ========                                              ========
Weighted average common
    shares outstanding ......................................          30,281                                                41,531
                                                                     ========                                              ========

The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these financial statements.

              TRANSAMERICAN WASTE INDUSTRIES, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET REFLECTS THE FOLLOWING ADJUSTMENTS:

(a) Records the issuance of 11,250,000 shares of common stock at $.60 per share, net of placement agent's commission, offering expenses, and warrants issued to the placement agent to purchase one million shares of common stock at an exercise price of $.66 per share.

(b) Records borrowings under the Bank Facility and the issuance of warrants to purchase two million shares of common stock at an exercise price of $1.00 per share and one million shares of common stock at an exercise price of $1.25 per share, to a board member for services provided in connection with the acquisition of the Sanifill Assets and his guarantee of the Bank Facility.

(c) Records the payment of the $13.6 million purchase price for the acquisition of the Sanifill Assets, (including the December 1996 down payment of $1 million), issuance of USA Warrants and the retirement of the December Note.

(d) Records accrual for loss contracts assumed in the acquisition of the Sanifill Assets. The Sanifill Assets Acquired were operated as part of Sanifill's strategy of acquiring collection companies to bring solid waste to its existing landfill operations. As a result, the operations were able to obtain waste disposal under terms and conditions which would not necessarily be available to the Company. Additionally, inherent risk in the bid process for waste collection contracts can impact the results of operations because the actual volumes of waste generated, the availability of disposal facilities and equipment, labor, maintenance and other operational factors can vary from initial estimates.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS REFLECTS THE FOLLOWING ADJUSTMENTS:

(a) Records adjustment to depreciation and amortization to reflect the Company's basis in assets acquired and estimated useful lives, as follows (in thousands):

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1996
                                                               -----------------
      Elimination of historical depreciation and
         amortization expense .................................     $(1,682)
      Depreciation and amortization for revised
         basis in assets ......................................       1,492
                                                                    -------
                                                                    $  (190)
                                                                    =======

(b) Eliminate the $12.7 million impairment loss recognized in connection with the sale of the Sanifill Assets to the Company.

(c) Records interest expense related to the Bank Facility used to fund the purchase price of the Sanifill Assets.

(d) Reflects the adjustment for loss contracts assumed in the acquisition of the Sanifill Assets.

(e) Due to uncertainties and limitations surrounding the Company's ability to utilize acquired net operating loss carryforwards to offset taxable income in future periods, a pro forma tax benefit is not recognized in the accompanying unaudited pro forma condensed consolidated statement of operations.